Exhibit 3.2

THE BANK OF NEW YORK MELLON CORPORATION

AMENDED AND RESTATED BY-LAWS

(As Amended April 14, 2009 and August 11, 2009)

ARTICLE ONE

Meetings of Stockholders

Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of Directors and the transaction of all other business that may properly come before the meeting shall be held on such date as the Board of Directors shall determine and specify in the notice of such meeting. The annual meeting shall be held at such time and place, and upon such notice, as the Board of Directors shall determine, in the city of New York, New York, or such other city as the Board of Directors shall determine, except that, at least once every three years, the meeting shall be held in Pittsburgh, Pennsylvania.

Section 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called for any purpose by the Board of Directors, the Chief Executive Officer or the Chairman, and any such special meeting shall be held at the place, day and time and upon such notice as the Board of Directors or such person shall determine.

Section 3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in any manner permitted by law which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 4. ORGANIZATION. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 11(a) of this Article One with respect to an annual meeting of stockholders and Section 11(b) of this Article One with respect to a special meeting of stockholders. The officer presiding at the meeting shall have the power and the duty to determine whether any business proposed to be brought before a meeting was proposed in accordance with the procedures set forth in these By-Laws and, if any business is not in compliance with such procedures, to declare that such defective proposal shall be disregarded. The officer presiding at the meeting shall have authority on his or her own motion to adjourn the meeting from time to time without the approval of the stockholders who are present in person or represented by proxy and entitled to vote, whether or not constituting a quorum, and without notice other than announcement at the meeting. The Board of Directors may, to the extent not prohibited by law, adopt such rules and regulations for the conduct of the meetings of stockholders as it deems appropriate. Except to the extent inconsistent with the rules and regulations adopted by the Board of Directors, the officer presiding at the meeting of stockholders shall have the right and authority to prescribe rules, regulations and procedures and to do all acts as, in the judgment of such officer, are appropriate for the proper conduct of the meeting.

Section 5. VOTING. Unless otherwise provided in the certificate of incorporation (including any certificate of designations with respect to any series of preferred stock), each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power on the matter in question. Stockholders may vote at any meeting in person or may authorize another person or persons to act for such stockholder by proxy in any manner permitted by law. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 6. RECORD DATES.

(a) Record Date for Meetings of Stockholders. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the day immediately preceding the day on which notice is given, or, if notice is waived, the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Record Date for Consents of Stockholders in Lieu of Meetings. In order that the Corporation may determine the stockholders entitled to consent to any corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which such proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the day on which the Board of Directors adopts the resolution taking such prior action.

(c) Record Date for Dividends, Distributions and Other Rights in Respect of Stock. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no record date has been fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be the day on which the Board of Directors adopts the resolution relating thereto.

Section 7. QUORUM; STOCKHOLDER ACTION. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum for the transaction of business at any meeting of stockholders. Without limiting the power and authority of the officer presiding at a meeting, pursuant to Section 4 of this Article One, to adjourn such meeting without a vote of stockholders, in the absence of a quorum of the holders of all outstanding shares of stock entitled to vote on a matter, the holders of such shares so present or represented may, by majority vote, adjourn such meeting from time to time until a quorum shall be so present or represented, without notice other than announcement at the meeting. When a quorum is once present, it shall not be broken by the subsequent withdrawal of any stockholder from the meeting. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Unless otherwise provided by law or the Certificate of Incorporation, any action of the stockholders to be taken at a meeting of stockholders (other than election of Directors to the extent set forth in Section 8 of this Article One) may be taken by a majority of the votes cast with respect to the matter at any duly convened stockholders’ meeting.

Section 8. REQUIRED VOTE FOR DIRECTORS. In order to be elected as a director by the stockholders, a person must, except as otherwise provided by law, receive a plurality of the votes cast by the holders of shares entitled to vote thereon at a meeting of the stockholders for the election of directors at which a quorum shall be present.

Section 9. LIST OF STOCKHOLDERS. The Secretary or other officer of the Corporation who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, either (at the election of the Corporation) (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is included in the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders shall also be open to examination by any stockholder at the meeting (and for the duration thereof) as required by applicable law. Except as otherwise provided by law, the identity of stockholders entitled to examine the list of stockholders required by this Section 9, to vote in person or by proxy at any meeting of stockholders or to execute written consents to corporate action without a meeting shall be conclusively determined by reference to the stock ledger.

Section 10. INSPECTOR OF ELECTIONS. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 11. NOTICE OF BUSINESS TO BE PRESENTED AT STOCKHOLDER MEETINGS.

(a) Annual Meetings of Stockholders. The proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (x) pursuant to the Corporation’s notice of meeting, (y) by or at the direction of the Board of Directors or (z) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 11. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (z) of the preceding sentence, such business must be a proper matter for stockholder action and the stockholder must have given timely notice in compliance with the following requirements in writing to the Secretary of the Corporation:

(i) To be timely, a stockholder’s notice given pursuant to this Section 11 must be received at the principal executive offices of the Corporation, addressed to the Secretary, not less than 90 calendar days or more than 120 calendar days before the anniversary date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting; provided that the first such anniversary date occurring after the effective date of these By-Laws shall be deemed to be March 10, 2008. Notwithstanding the preceding sentence, if the date of the annual meeting at which such business is to be presented has been changed by more than 30 calendar days from the date of the most recent previous annual meeting, a stockholder’s notice shall be considered timely if so received by the Corporation (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented or (2) 30 calendar days following the first public announcement by the Corporation of the date of such annual meeting and (B) not later than 15 calendar days prior to the scheduled mailing date of the Corporation’s proxy materials for such annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(ii) A stockholder’s notice given pursuant to this Section 11 shall set forth (A) the name and address of the stockholder who intends to make the proposal and the classes and numbers of shares of the Corporation’s stock beneficially owned by such stockholder, (B) a representation that the stockholder is and will at the time of the annual meeting be a holder of record of stock of the Corporation entitled to vote at such meeting on the proposal(s) specified in the notice and intends to appear in person or by proxy at the meeting to present such proposal(s), (C) a description of the business the stockholder intends to bring before the meeting, including the text of any proposal or proposals to be presented for action by the stockholders, (D) the name and address of any beneficial owner(s) of the Corporation’s stock on whose behalf such business is to be presented and the class and number of shares beneficially owned by each such beneficial owner and (E) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder or any such beneficial owner.

(b) Special Meetings of Stockholders. The matters to be considered and brought before any special meeting of stockholders shall be limited to only such matters as shall be brought properly before such meeting pursuant to the Corporation’s notice of such special meeting.

(c) General.

(i) For purposes of this Section, (A) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and (B) “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Exchange Act or any successor rule.

(ii) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.

(iii) Nothing in this Section 11 shall be deemed to affect any rights of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or any successor rule, or to present for action at an annual meeting any proposal so included.

ARTICLE TWO

Directors

Section 1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by the Board of Directors.

Section 2. NUMBER. Except as otherwise provided in Article Five, the Board of Directors shall consist of such number of Directors as shall be fixed from time to time by a majority vote of the entire Board of Directors.

Section 3. ELECTION; TERM OF OFFICE. Each Director hereafter elected shall hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until his or her death or until he or she shall resign or shall have been removed or disqualified.

Section 4. NOMINATION. Nominations for the election of Directors may be made by the Board of Directors, a committee thereof or any officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority. Upon proper notice given to the Corporation, nominations may also be made by any stockholder entitled to vote in the election of Directors. Written notice of a stockholder’s intent to make a nomination or nominations for Director must be given to the Corporation either by United States mail or personal delivery to the Secretary of the Corporation (i) in the case of an annual meeting, not less than 90 calendar days or more than 120 calendar days before the anniversary date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting; provided that the first such anniversary date occurring after the effective date of these By-Laws shall be deemed to be March 10, 2008 and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the date of the meeting was mailed and the day on which public announcement of the date of the meeting was made. Notwithstanding clause (i) of the preceding sentence, if the date of the annual meeting at which Directors are to be elected has been changed by more than 30 calendar days from the date of the most recent previous annual meeting, a stockholder’s notice of intent to make a nomination or nominations for Director shall be considered timely if so received by the Corporation (A) on or before the later of (x) 120 calendar days before the date of the annual meeting at which such business is to be presented or (y) 30 calendar days following the first public announcement by the Corporation of the date of such annual meeting and (B) not later than 15 calendar days prior to the scheduled mailing date of the Corporation’s proxy materials for such annual meeting. The notice must include: (1) the name and address of the stockholder who intends to make the nomination and a representation that the stockholder is and will at the time of the annual meeting be a holder of record of Common Stock entitled to vote at such annual meeting and that the stockholder intends to appear in person or by proxy at the annual meeting to make the nomination or nominations set forth in the notice, (2) the name and address of the person or persons to be nominated for election as Director and such other information regarding the proposed nominee or nominees as would be required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission, (3) a description of all arrangements or undertakings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder and (4) a consent signed by each of the proposed nominees agreeing to serve as a Director if so elected. The Board of Directors will be under no obligation to recommend a proposed nominee, even though the notice as set forth above has been given.

Section 5. VACANCIES. Subject to the provisions of Article Five, any vacancy on the Board of Directors resulting from death, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of Directors which occurs between annual meetings of the stockholders at which Directors are elected, shall be filled only by a majority vote of the remaining Directors then in office, whether or not a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The Directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 6. REMOVAL. Any Director may be removed from office at any time without assigning any cause by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 7. EXCEPTIONS FOR PREFERENCE DIRECTORS. The provisions of Sections 4 through 6 of this Article Two shall not apply to any Director of the Corporation who may be elected under specified circumstances by holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation of the Corporation.

Section 8. ORGANIZATIONAL MEETING. A meeting of the Board of Directors for the purpose of organizing the new Board, appointing the officers of the Corporation for the ensuing year and transacting other business shall be held without notice immediately following the annual election of Directors or as soon thereafter as is practicable at such time and place as the Secretary may designate.

Section 9. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine in accordance with the Corporate Governance Guidelines or which are otherwise furnished to the Directors at its Organization Meeting each year, and if so determined or furnished, notice of such meetings need not be given.

Section 10. SPECIAL MEETINGS. The Chief Executive Officer, the Chairman or the President may call a special meeting of the Board of Directors at any time. Any such officer or the Secretary shall call a special meeting of the Board upon the written request of any three members of the Board. A special meeting shall be held at such time and place as may be designated by the person or persons calling the meeting. The person or persons calling the meeting shall cause such notice of the meeting and of its purpose to be given as hereinafter provided in this Section 10, but, except as otherwise expressly provided by law or by these By-Laws, the purposes thereof need not be stated in such notice. Except as otherwise provided by law, notice of the special meeting stating the place, date and hour of the meeting shall be given to each Director either (i) by mail or courier not less than 48 hours before the date of the meeting or (ii) by telephone, telegram or facsimile or electronic transmission, not less than 24 hours before the time of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances (provided that notice of any meeting need not be given to any director who shall either submit, before or after such meeting, a waiver of notice or attend the meeting without protesting, at the beginning thereof, the lack of notice).

Section 11. QUORUM; BOARD ACTION. A majority of the entire Board of Directors (as defined in Article Five) shall constitute a quorum for the transaction of business at any meeting. Unless otherwise provided by law, by these By-Laws or in the Certificate of Incorporation of the Corporation, any action of the Board may be taken upon the affirmative vote of a majority of the Directors present at a duly convened meeting or upon the unanimous written consent of all Directors. In case at any meeting of the Board of Directors a quorum shall not be present, a majority of the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present.

Section 12. PARTICIPATION OTHER THAN BY ATTENDANCE. To the full extent permitted by law, any Director may participate in any regular or special meeting of the Board of Directors or of any committee of the Board of Directors of which he or she is a member by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other.

Section 13. ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing (which writing may include by electronic mail), and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee, as the case may be.

Section 14. COMPENSATION. Each Director who does not receive a salary from the Corporation or any affiliate thereof shall be entitled to such compensation as the Board shall determine for his or her service upon the Board of Directors and any of its committees, for his or her attendance at meetings of the Board and any of its committees and for his or her expenses incident thereto. Directors shall also be entitled to such compensation as the Board shall determine for services rendered to the Corporation in any capacity other than as Directors.

Section 15. RESIGNATION. Any Director may resign by submitting his or her resignation to the Chief Executive Officer, the Chairman, the President or the Secretary of the Corporation. Such resignation shall become effective upon its submission or at any later time specified therein.

ARTICLE THREE

Committees of the Board of Directors

Section 1. APPOINTMENT; POWERS. The Board of Directors may appoint one or more standing or temporary committees consisting of two or more Directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may invest such committees with such powers and authority, subject to such conditions, as it may see fit, but no such committee shall have the power or authority with respect to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing these By-Laws.

Section 2. EXECUTIVE COMMITTEE. Subject to the provisions of Article Five, the Board of Directors shall appoint from among its members an Executive Committee which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and may exercise all the authority of the Board of Directors during the intervals between the meetings thereof. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being, done by or conferred under authority of the Board of Directors.

Section 3. AUDIT COMMITTEE. Subject to the provisions of Article Five, the Board of Directors shall appoint from among its members, none of whom shall be an officer of the Corporation, an Audit Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Audit Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Audit Committee.

Section 4. CORPORATE GOVERNANCE AND NOMINATING COMMITTEE. Subject to the provisions of Article Five, the Board of Directors shall appoint from among its members, none of whom shall be an officer of the Corporation, a Corporate Governance and Nominating Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Corporate Governance and Nominating Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Corporate Governance and Nominating Committee.

Section 5. HUMAN RESOURCES AND COMPENSATION COMMITTEE. Subject to the provisions of Article Five, the Board of Directors shall appoint from among its members, none of whom shall be an officer of the Corporation, a Human Resources and Compensation Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Human Resources and Compensation Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Human Resources and Compensation Committee.

Section 6. RISK COMMITTEE. Subject to the provisions of Article Five, the Board of Directors shall appoint from among its members, a Risk Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Risk Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Risk Committee.

Section 7. CORPORATE SOCIAL RESPONSIBILITY COMMITTEE. Subject to the provisions of Article Five, the Board of Directors shall appoint from among its members, a Corporate Social Responsibility Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Corporate Social Responsibility Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Corporate Social Responsibility Committee.

Section 8. INTEGRATION COMMITTEE. Subject to the provisions of Article Five, until the Integration Date (as defined in Article Five), the Board of Directors shall appoint from among its members an Integration Committee, which, so far as may be permitted by law and except as specifically limited by the Board of Directors pursuant to Section 1 of this Article Three, shall have all the powers and responsibilities and shall perform the functions specified in the Charter of the Integration Committee, as approved by the Board of Directors, and in any supplemental statement that the Board of Directors may adopt with regards to the functions of the Integration Committee.

Section 9. TERM; VACANCIES. Subject to the provisions of Article Five: (a) all committee members appointed by the Board of Directors shall serve at the pleasure of the Board of Directors; and (b) the Board of Directors may fill any committee vacancy.

Section 10. ORGANIZATION. All committees shall determine their own organization, procedures and times and places of meeting, unless otherwise directed by the Board of Directors and except as otherwise provided in these By-Laws. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article Two of these By-Laws.

ARTICLE FOUR

Officers

Section 1. CHIEF EXECUTIVE OFFICER. Subject to the provisions of Article Five, the Board of Directors shall appoint a Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall report directly to the Board of Directors and shall be responsible for the general management of the affairs of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall have general executive powers concerning all the operations and business of the Corporation and shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Board of Directors or as may be provided by law, and he or she may delegate to any other officer such executive and other powers and duties as he or she deems advisable.

Section 2. CHAIRMAN. Subject to the provisions of Article Five, the Board of Directors shall appoint one of its members to be Chairman. During the period beginning at the Effective Time and ending on the Succession Date (as such terms are defined in Article Five), the Chairman shall be designated “Executive Chairman”, shall be an officer of the Corporation, and the Chief Auditor (for administrative purposes only) shall report to the Executive Chairman. In addition, until the Succession Date, the Executive Chairman shall be in charge of the integration of the Corporation following the Merger (as defined in Article Five) and shall report to the Integration Committee with respect to such responsibilities. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors and shall have and exercise such further powers as may be conferred upon, or assigned to, him or her by the Board of Directors or as may be provided by law. In the event of the absence or temporary disability of the Chairman, the Chief Executive Officer shall preside at the applicable meetings of the stockholders and/or the Board of Directors during which such absence or disability exists and, in the event of the absence or temporary disability of the Chairman and the Chief Executive Officer, any other officer of the Corporation or Director designated by the Board of Directors (provided that if such absence or temporary disability occurs during the Specified Period, only by an affirmative vote of at least 75 percent of the entire Board of Directors) shall preside at the applicable meetings of the stockholders and/or Board of Directors during which such absence or disability exists.

Section 3. PRESIDENT. Subject to the provisions of Article Five, the Board of Directors shall appoint a President. The President shall have and exercise such powers and duties as may be conferred upon, or assigned to, him or her by the Board of Directors or the Chief Executive Officer or as may be provided by law.

Section 4. SENIOR OFFICERS. The Board of Directors may appoint, or the Chief Executive Officer may appoint, subject to confirmation by the Board of Directors, one or more senior officers of the Corporation, any of whom may be designated as Vice Chairmen or as senior executive vice presidents or given any other descriptive titles, as the Board of Directors or the Human Resources and Compensation Committee of the Board of Directors shall specify from time to time. Each senior officer shall have and exercise such powers and duties as may be conferred upon, or assigned to, him or her by the Board of Directors or the Chief Executive Officer.

Section 5. SECRETARY; ASSISTANT SECRETARIES. The Board of Directors shall appoint a Secretary. The Secretary shall act as secretary of all meetings of the stockholders, of the Board of Directors and of the Executive Committee, and he or she shall keep minutes of all such meetings. The Secretary shall give such notice of the meetings as is required by law or these By-Laws. The Secretary shall be the custodian of the minute book, stock record and transfer books and all other general corporate records. The Secretary shall be the custodian of the corporate seal and shall have the power to affix and attest the same, and he or she may delegate such power to one or more officers, employees or agents of the Corporation. The Secretary shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Board of Directors or the Chief Executive Officer or as may be provided by law. The Board of Directors or the Chief Executive Officer may appoint one or more Assistant Secretaries who shall assist the Secretary in the performance of his or her duties. At the direction of the Secretary or in the event of his or her absence or disability, an Assistant Secretary shall perform the duties of the Secretary. Each Assistant Secretary shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Board of Directors, the Chief Executive Officer or the Secretary.

Section 6. TREASURER; ASSISTANT TREASURERS. The Board of Directors shall appoint a Treasurer. The Treasurer shall have and exercise such powers and duties as may be conferred upon, or assigned to, him or her by the Board of Directors or the Chief Executive Officer. The Board of Directors or the Chief Executive Officer may appoint one or more Assistant Treasurers who shall assist the Treasurer in the performance of his or her duties. At the direction of the Treasurer or in the event of his or her absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer. Each Assistant Treasurer shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Board of Directors, the Chief Executive Officer or the Treasurer.

Section 7. CHIEF AUDITOR. Subject to any requirement of law or the rules of any exchange on which shares of Common Stock of the Corporation are listed, the Board of Directors shall appoint a Chief Auditor who shall be the chief auditing officer of the Corporation. He or she shall report to the Audit Committee and shall continuously examine the affairs of the Corporation under the general supervision and direction of the Board of Directors. He or she shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him or her by the Audit Committee or the Board of Directors. The Board of Directors may also appoint other officers who shall perform such auditing duties as may be assigned to them by the Board of Directors or the Chief Auditor of the Corporation.

Section 8. OTHER OFFICERS. The Board of Directors, the Chief Executive Officer or the delegate of either of them may appoint or hire such additional officers of the Corporation, who may be designated as executive vice presidents, managing directors, senior vice presidents, first vice presidents, vice presidents, assistant vice presidents, officers, assistant officers, senior associates, associates, or given any other descriptive titles, and may hire such additional employees, as it or he or she may deem necessary or desirable to transact the business of the Corporation, and may establish the conditions of employment of any of the persons mentioned above and may fix their compensation and dismiss them. Such persons may have such descriptive titles as may be appropriate, and they shall, respectively, have and exercise such powers and duties as pertain to their several offices or as may be conferred upon, or assigned to, them by the appropriate appointing authority and as are not inconsistent with any provisions of these By-Laws.

Section 9. TENURE OF OFFICE. Subject to the provisions of Article Five, the Chief Executive Officer, the Chairman and the President shall each hold office for the year for which the Board of Directors was elected and until the appointment and qualification of his or her successor or until his or her earlier death, resignation, disqualification or removal. All other officers and employees shall hold office at the pleasure of the appropriate appointing authority. Subject to the provisions of Article Five, in particular subsection

2(b) of Article Five, the Board of Directors may remove any officer with or without cause at any time.

Section 10. COMPENSATION. Subject to the provisions of Article Five, the Board of Directors shall fix the compensation of those officers appointed pursuant to Sections 1, 2, 3 and 7 of this Article Four and of any other officers of the Corporation or any officers of any subsidiary of the Corporation that the Board of Directors shall deem appropriate, and it may award additional compensation to any officer or employee of the Corporation or any officer of any subsidiary for any year or years based upon the performance of that person during any such period, the success of the operations of the Corporation or any subsidiary thereof during any such period or any other reason that the Board of Directors shall deem appropriate. Unless the Board of Directors shall otherwise direct, the Chief Executive Officer or his or her delegate shall fix the compensation of all other officers or employees of the Corporation or any subsidiary thereof.

ARTICLE FIVE

Certain Governance Matters

Section 1. DEFINITIONS. The following definitions shall apply to this Article Five and otherwise as applicable in these By-Laws:

(a) “BNY” means The Bank of New York Company, Inc., a New York corporation.

(b) “Continuing BNY Directors” shall mean the Directors as of the Effective Time who were nominated to be Directors by the Board of Directors of BNY prior to the Effective Time and additional Directors who take office after the Effective Time who are nominated by the Continuing BNY Directors Committee pursuant to Section 3(a) of this Article Five.

(c) “Continuing BNY Directors Committee” shall mean the committee established by Section 3(b) of this Article Five.

(d) “Continuing Mellon Directors” shall mean the Directors as of the Effective Time who were nominated to be Directors by the Board of Directors of Mellon prior to the Effective Time and additional Directors who take office after the Effective Time who are nominated by a majority of the Continuing Mellon Directors Committee pursuant to Section 3(a) of this Article Five.

(e) “Continuing Mellon Directors Committee” shall mean the committee established by Section 3(c) of this Article Five.

(f) “Effective Time” has the meaning specified in the Merger Agreement.

(g) “entire Board of Directors” means the total number of Directors which the Corporation would have if there were no vacancies; provided, that with respect to any provisions of these By-Laws requiring the unanimous affirmative vote of the entire Board of Directors, “entire Board of Directors” shall mean all the Directors of the Corporation then in office.

(h) “Mellon” means Mellon Financial Corporation, a Pennsylvania corporation.

(i) “Merger” has the meaning specified in the Merger Agreement.

(j) “Merger Agreement” means the Agreement and Plan of Merger, dated as of December 3, 2006, by and between Mellon and BNY (as the same may be amended from time to time).

(k) “Specified Period” shall mean the period beginning at the Effective Time and ending on the thirty-six-month anniversary of the Effective Time.

(l) “Succession Date” has the meaning specified in Section 2(a) of this Article Five.

Section 2. CHAIRMAN SUCCESSION; CEO AND PRESIDENT. (a) Effective as of the Effective Time, Mr. Thomas Renyi shall become and serve as Executive

Chairman of the Board of Directors, Mr. Robert Kelly shall become and serve as Chief Executive Officer of the Corporation and Mr. Gerald Hassell shall become and serve as President of the Corporation. Mr. Robert Kelly shall be the successor to Mr. Thomas Renyi as Chairman of the Board of Directors, with such succession to become effective on the eighteen-month anniversary of the Effective Time or any such earlier date as of which Mr. Thomas Renyi ceases for any reason to serve in the position of Executive Chairman of the Board of Directors (the date of succession, the “Succession Date”). (b) During the Specified Period, any removal of, or failure to reelect (if such person is willing to serve), any of the individuals serving in the capacities set forth in subsection 2(a) above, any failure to appoint or elect Mr. Robert Kelly as Chairman of the Board of Directors on the Succession Date, any amendment or modification to or termination of any employment or similar agreement with any of Messrs. Thomas Renyi, Robert Kelly or Gerald Hassell in effect as of the Effective Time, or any modification to any of their respective duties, authority or reporting relationships as set forth in Article Four, shall require the affirmative vote of at least 75 percent of the entire Board of Directors. In the event that during the Specified Period any of the individuals set forth in subsection 2(a) above shall be unable (whether by reason of death, permanent disability, retirement or otherwise) or unwilling to continue in such office, other than as expressly set forth in subsection

2(a) with respect to the succession of Mr. Robert Kelly as Chairman of the Board of Directors on the Succession Date, the vacancy created thereby shall be filled only by the affirmative vote of at least 75 percent of the entire Board of Directors.

Section 3. COMPOSITION OF THE BOARD OF DIRECTORS. (a) During the period beginning on the Effective Time and ending on the Succession Date, the Board of Directors shall be comprised of 18 Directors, of which 10 shall be Continuing BNY Directors and eight shall be Continuing Mellon Directors. Beginning on the Succession Date and during the remainder of the Specified Period, the Board of Directors shall be comprised of 16 Directors, of which nine shall be Continuing BNY Directors (one of whom shall be the President of the Corporation, if he or she is then a member of the Board of Directors, and the remainder of whom shall consist of Directors who are not officers of the Corporation) and seven shall be continuing Mellon Directors (one of whom shall be the Chief Executive Officer of the Corporation, if he or she is then a member of the Board of Directors, and the remainder of whom shall consist of Directors who are not officers of the Corporation). During the Specified Period, all vacancies on the Board of Directors created by the cessation of service of a Continuing BNY Director shall be filled by a nominee selected by the Continuing BNY Directors Committee and all vacancies on the Board of Directors created by the cessation of service of a Continuing Mellon Director shall be filled by a nominee selected by the Continuing Mellon Directors Committee. During the Specified Period, the Continuing BNY Directors Committee shall have the exclusive authority to nominate, on behalf of the Board of Directors, Directors for election at each annual meeting, or at any special meeting at which Directors are to be elected, to fill each seat previously held by a Continuing BNY Director. During the Specified Period, the Continuing Mellon Directors Committee shall have the exclusive authority to nominate, on behalf of the Board of Directors, Directors for election at each annual meeting, or at any special meeting at which Directors are to be elected, to fill each seat previously held by a Continuing Mellon Director.

(b) The Board of Directors shall constitute a Continuing BNY Directors Committee, which shall be comprised of all the Continuing BNY Directors. The Continuing BNY Directors Committee shall have all the power and may exercise all the authority of the Board of Directors to (i) fill all vacancies on the Board of Directors created by the cessation of service of a Continuing BNY Director and (ii) to nominate Directors for election at each annual meeting, or at any special meeting at which Directors are to be elected, to fill each seat previously held by a Continuing BNY Director. At the end of the Specified Period, the Continuing BNY Directors Committee shall be automatically disbanded.

(c) The Board of Directors shall constitute a Continuing Mellon Directors Committee, which shall be comprised of all the Continuing Mellon Directors. The Continuing Mellon Directors Committee shall have all the power and may exercise all the authority of the Board of Directors to (i) fill all vacancies on the Board of Directors created by the cessation of service of a Continuing Mellon Director and (ii) to nominate Directors for election at each annual meeting, or at any special meeting at which Directors are to be elected, to fill each seat previously held by a Continuing Mellon Director. At the end of the Specified Period, the Continuing Mellon Directors Committee shall be automatically disbanded.

Section 4. LEAD DIRECTOR. During the period beginning at the Effective Time and ending on the eighteen-month anniversary of the Effective Time, the lead Director of the Corporation shall be a Continuing BNY Director selected by the Continuing BNY Directors Committee. During the period beginning on the eighteen-month anniversary of the Effective Time and ending on the thirty-six month anniversary of the Effective Time, the lead Director of the Corporation shall be a Continuing Mellon Director selected by the Continuing Mellon Directors Committee. Thereafter, the lead Director shall be a Director selected by a majority of the entire Board of Directors. The Lead Director shall have such duties and responsibilities as may be set forth in the Corporation’s Corporate Governance Guidelines from time to time.

Section 5. INTEGRATION COMMITTEE. Until the end of the Specified Period or the date on which the Board of Directors determines to terminate the Integration Committee (which shall not be earlier than the Succession Date) (such termination date, the “Integration Date”), the Integration Committee shall be comprised of two Continuing Mellon Directors and two Continuing BNY Directors and a Continuing Mellon Director shall be the chair of such Committee. At the end of such period, the Integration Committee shall be disbanded.

Section 6. CORPORATE NAME: During the period beginning at the Effective Time and ending on the fifth anniversary of the Effective Time, the Board of Directors shall not recommend for adoption by the stockholders of the Corporation, or otherwise approve or effect, any change to the name of the Corporation without the unanimous affirmative vote of the entire Board of Directors.

Section 7. AMENDMENTS. During the Specified Period, the provisions of this Article Five (other than Section 6) and Section 1 of Article One, Section 9 of Article Two and Section 1 of Article Three may be modified, amended or repealed, and any By-Law provision or other resolution inconsistent with this Article Five (other than Section 6) or Section 1 of Article One, Section 9 of Article Two or Section 1 of Article Three may be adopted, or any such modification, amendment, repeal or inconsistent By-Law provisions or other resolutions recommended for adoption by the stockholders of the Corporation, only by an affirmative vote of at least 75 percent of the entire Board of Directors. Prior to the fifth anniversary of the Effective Time, the provisions of Section 6 of this Article Five may be modified, amended or repealed, and any By-Law provision or other resolution inconsistent with Section 6 may be adopted, or any such modification, amendment, repeal or inconsistent By-Law provisions or other resolutions recommended for adoption by the stockholders of the Corporation, only by the unanimous affirmative vote of the entire Board of Directors. In the event of any inconsistency between any other provision of these By-Laws and any provision of this Article Five, the provisions of this Article Five shall control.

ARTICLE SIX

Stock, Stock Certificates and Holders of Record

Section 1. STOCK CERTIFICATES. Shares of stock of the Corporation shall be represented by certificates or, to the extent provided in Sections 5 and 6 of this Article Six or as otherwise required by law, shall be uncertificated. Stock certificates shall be in such form as the Board of Directors may from time to time prescribe in accordance with law and the requirements of any exchange upon which such shares are listed. Such certificates shall be signed by the Chairman, President or Vice President, countersigned by the Secretary, the Treasurer or any other officer so authorized by the Board of Directors and permitted by law and sealed with the seal of the Corporation, and such signatures and seal may be facsimile or otherwise as permitted by law. In case any officer, registrar or transfer agent who has signed, or whose facsimile signature has been placed upon, any stock certificate shall have ceased to be such officer, registrar or transfer agent, as the case may be, before the certificate is issued, as a result of death, resignation or otherwise, the certificate may be issued by the Corporation with the same effect as if the officer, registrar or transfer agent, as the case may be, had not ceased to be such at the date of the certificate’s issue.

Section 2. TRANSFER OF STOCK. Except as otherwise provided by law, transfers of shares of stock of the Corporation shall be made only upon the books of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent duly appointed, and upon surrender of the certificate or certificates for such shares properly endorsed, if such shares are represented by a certificate, and payment of all taxes thereon.

Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or shares.

Section 4. HOLDERS OF RECORD. The Corporation shall be entitled to treat any person in whose name shares of stock of the Corporation stand on its books as the holder and owner in fact thereof for all purposes.

Section 5. UNCERTIFICATED SECURITIES. All or part of the shares of common stock of the Corporation may be uncertificated shares to the extent determined by the Board of Directors from time to time; however, in no event shall shares of common stock represented by a certificate be deemed uncertificated until the certificate is surrendered to the Corporation.

Section 6. DETERMINATIONS AS TO ISSUANCE, TRANSFER AND REGISTRATION. The Board of Directors (or any officer or other person as the Board of Directors may designate) from time to time may make such rules, policies and procedures as it, he or she may deem appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, whether certificated or uncertificated.

ARTICLE SEVEN

Signing Authority and Corporate Transactions

Section 1. SIGNING AUTHORITY. The Chief Executive Officer, the Chairman, the President, any senior officer or any Vice President of the Corporation shall have full power and authority, in the name and on behalf of the Corporation, under seal of the Corporation or otherwise, to execute, acknowledge and deliver any and all agreements, instruments or other documents relating to property or rights of all kinds held or owned by the Corporation or to the operation of the Corporation, all as may be incidental to the operation of the Corporation and subject to such limitations as the Board of Directors or the Chief Executive Officer may impose. Any such agreement, instrument or document may also be executed, acknowledged and delivered in the name and on behalf of the Corporation, under seal of the Corporation or otherwise, by such other officers, employees or agents of the Corporation as the Board of Directors, the Chief Executive Officer or the delegate of either of them may from time to time authorize. In each such case, the authority so conferred shall be subject to such limitations as the Board of Directors, the Chief Executive Officer or the delegate may impose. Any officer, employee or agent authorized hereunder to execute, acknowledge and deliver any such agreement, instrument or document is also authorized to cause the Secretary, any Assistant Secretary or any other authorized person to affix the seal of the Corporation thereto and to attest it.

Section 2. VOTING AND ACTING WITH RESPECT TO STOCK AND OTHER SECURITIES OWNED BY THE CORPORATION. The Chief Executive Officer, the Chairman, the President, any senior officer or any Vice President shall have the power and authority to vote and act with respect to all stock and other securities in any other corporation owned by this Corporation, subject to such limitations as the Board of Directors or the Chief Executive Officer may impose. Such power and authority may be conferred upon any other officer, employee or agent by the Board, the Chief Executive Officer or the delegate of either of them, and such authority may be general or may be limited to specific instances. Any person so authorized shall have the power to appoint an attorney or attorneys, with general power of substitution, as proxies for the Corporation with full power to vote and act on behalf of the Corporation with respect to such stock and other securities.

ARTICLE EIGHT

General Provisions

Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2. RECORDS. The Certificate of Incorporation, By-Laws and the proceedings of all meetings of the stockholders, the Board of Directors, the Executive Committee, and any other committee of the Board of Directors shall be recorded in appropriate minute books provided for this purpose or in any other information storage device (whether in paper or electronic form), provided that the records so kept can be converted into clearly legible form within a reasonable period of time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same. The minutes of each meeting shall be signed by the Secretary or other person acting as secretary of the meeting.

Section 3. SEAL. The Board of Directors may from time to time prescribe the form of a suitable corporate seal.

Section 4. NUMBER. Any reference in these By-Laws to the singular includes the plural and vice versa unless the context indicates otherwise.

ARTICLE NINE

By-Laws

Section 1. AMENDMENTS. Except as otherwise provided in Article Five of these By-Laws or in Article SIXTH, Section (b) of the Certificate of Incorporation, these By-Laws may be amended, altered and repealed, and new By-Laws may be adopted, either by action of the stockholders or (except as otherwise provided by law or these By-Laws) by action of the Board of Directors.

Section 2. INSPECTION. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation and shall be open for inspection to all stockholders during normal business hours.